Date : 5th September 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Duanne Street Corp

To Whom It May Concern:

We hereby consent to the use in the Form S-1, of our 2011 Annual Report of Duanne Street Corp as of December 31, 2011 and from the period of November 17, 2011 (date of inception) through December 31, 2011.

We also consent to the reference to us under the heading “Interests of Named Experts and Counsel” in such Registration Statement.

Sincerely,

/s/ Dov Weinstein & Co. C.P.A. (Isr)

Jerusalem, Israel